Exhibit No. 1


                                 VOICENET, INC.

             100,000 Shares of Series A Convertible Preferred Stock

                   ACCREDITED INVESTOR SUBSCRIPTION AGREEMENT




To:  VOICENET, INC.
1040 First Avenue
New York, NY  10023

Dear Gentlemen:

The undersigned purchaser (the "Purchaser") hereby confirms its agreement with Voicenet, Inc., a Delaware corporation (the "Company"), as follows:

1. ISSUANCE OF SECURITIES. The Company proposes to issue and sell up to 100,000 Series A Convertible Preferred Stock (the "Shares") at a price of $30 per Share, representing $3,000,000 in principal amount of its Shares. Commencing immediately, the Shares sold hereunder shall be convertible at the option of the Purchaser of the Shares into the Company's Common Stock, par value $.001 per share (the "Common Stock"), at a price per share of Common Stock equal to ninety percent (90%) of the average closing "bid" price of the Company's publicly traded Common Stock for the thirty (30) trading days prior to the conversion date as reported by Bloomberg Financial L.P. All 100,000 Shares are convertible into shares of Common Stock. The terms, rights and preferences for the Shares shall be substantially as set forth on the Certificate attached as exhibit A hereto and made a part hereof.

The Shares will be offered and sold to you pursuant to an exemption from registration provided by Regulation D ("Regulation D") and Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Act"). The Company has provided you with a copy of the Form 10-KSB of the Company for the year ended December 31, 1997 and 1998 and its Form 10-QSB of the Company for the period ended June 30, 1999 as filed with the Securities and Exchange Commission (collectively, the "Disclosure Documents"), relating to the Company, the Common Stock and the Shares.

Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Shares (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof, including the Common Stock) shall bear the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

2. AGREEMENT TO SELL AND PURCHASE SHARES. On the basis of the representations and warranties contained in this Accredited Investor Stock Purchase Agreement (this "Agreement"), and subject to its terms and conditions and further subject to acceptance of this Agreement by the Company, the Company agrees to issue and sell the Shares to the Purchaser and the Purchaser agrees, to purchase from the Company the amount of Shares set forth on the signature page hereof which is $3,000,000 in principal amount of Shares in the aggregate.

3. DELIVERY AND PAYMENT. Payment for the Shares shall be made in cash upon subscription. Upon acceptance of the subscription by the Company, the Company shall deliver the Shares to Purchaser. There is no minimum offering amount, and accordingly subscription funds shall be immediately available for disbursement to and use by the Company.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

(a) The Purchaser has received a copy of the Disclosure Documents and the Purchaser has carefully reviewed the Disclosure Documents and this Agreement. The Purchaser has had full opportunity to ask questions of the Company, or one of its representatives regarding the Company. All documents and information reasonably requested by the Purchaser from the Company or its representatives have been provided to Purchaser's satisfaction.

(b) The Purchaser has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the purchaser enforceable in accordance with its terms.

(c) The Purchaser is acquiring the Shares for his own account and risk and not as part of any plan or scheme to evade the registration requirements of the Act, and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. The Purchaser understands and agrees that he must bear the economic risk of its investment in the Shares for an restricted period of time as set forth in the Agreement.

(d) The Purchaser understands that the offer and sale of the Shares is being made only by means of this Agreement. In deciding to subscribe for Shares, the Purchaser has not considered any information other than that contained in the Disclosure Documents and this Agreement and any documents provided to the Purchaser by the Company upon request. The Purchaser acknowledges that each of such documents contain on the cover thereof a legend as to the absence of registration of the Shares under the Act and the restrictions arising under the Act. The Purchaser is aware that the purchase of the Shares involves a high degree of risk, the Company has a limited operating history, the Company has had no operating income, the Company is in the development stage and has not commercialized any products, the Company has an significant accumulated deficit, the Company has incurred losses since inception and will likely incur losses for the near foreseeable future and that the Purchaser may sustain, and has the financial ability to sustain, the loss of his entire investment. The Purchaser understands and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time. The Shares and the shares of Common Stock issuable upon conversion of the Shares have not been registered under the Act. The Shares and the shares of Common Stock issuable upon conversion may not be offered or sold, directly or indirectly unless registered or exempt from registration under the Act and any applicable state securities or blue sky laws (the "State Acts").

(e) If the Purchaser is a corporation or trust or other entity, the officer or trustee or other person executing this Agreement represents and warrants that he is authorized to so sign; that the entity is authorized by the governing documents of the entity as the case may be, to make this investment;

(f) The Purchaser is an "accredited investor" as defined under Regulation D, promulgated under the Securities Act.

(g) The undersigned (i) has adequate means of providing for his current needs and possible personal contingencies, and has no need for liquidity of his investment in the Company, (ii) can bear the economic risk of losing his entire investment herein, and (iii) has alone, or together with his Purchaser Representative (as hereinafter defined), such knowledge and experience in financial matters that he is capable of evaluating the relative risks and merits of this investment.

(h) He acknowledges that (i) the person or persons, if any, named at the foot of this Agreement has or have acted as his "Purchaser Representative" as defined in Rule 501 under Regulation D of the Securities Act, (ii) in evaluating his investment as contemplated hereby, he has been advised by his Purchaser Representative(s), as to the merits and risks of the investment in general and the suitability of the investment for the undersigned in particular, and (iii) his Purchaser Representative, if any, has or have confirmed to the undersigned in writing (a copy of which instrument shall be annexed to this Agreement by the undersigned upon execution) of any past, present or future material relationship, actual or contemplated, between the Purchaser Representative and the Company or any affiliate of the Company.

(i) That it never has been represented, guaranteed, or warranted to him by any broker, the Company, its officers, directors, its agents, or employees or any other person, expressly or by implication, as to the percentage of profits and/or amount of or type of consideration, gain, profit, income or loss (including tax write-offs and/or tax benefits) to be realized, if any, as a result of this venture.

(j) That the Company will rely on this offer and the Purchaser's representations and accordingly this offer may not be canceled, rescinded or otherwise revoked by the undersigned.

(k) In addition, in the event the undersigned is executing this Agreement on behalf of an employee benefit plan ("Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in accordance with the provisions of the instrument or instruments governing such Plan and its related trust, the undersigned is a "fiduciary" of such Plan and trust (within the meaning of section 3(21) (A) of ERISA), the execution and delivery of this Agreement with respect to the Plan and trust have been duly authorized; and the undersigned is aware of, in making this investment, and has taken into consideration, among other things, risk and return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and has concluded that this investment is a prudent one.

The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of delivery of the subscription funds to the Company and shall survive such delivery.

If in any respect such representations and warranties shall not be true and accurate prior to delivery of the funds, the undersigned shall have written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor. To insure receipt of such letter by the Company, it should be sent by Certified Mail, Return Receipt Requested.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser, except as otherwise disclosed in the Disclosure Documents, that:

(a) True and correct copies of the Disclosure Documents and the amendments thereto have been delivered by the Company to the Purchaser.

(b) This Agreement has been duly authorized, validly executed and delivered by the Company and is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(c) The authorized, issued and outstanding capital stock and other securities of the Company conform in all material respects to the descriptions thereof in the Disclosure Documents. The shares of authorized, issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or similar rights. The Shares to be issued by the Company and the shares of Common Stock to be issued upon conversion of the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement in the case of the Shares, or upon conversion, with respect to the Common Stock, will be in the case of the Shares validly issued and outstanding and will constitute valid and legal obligations of the Company enforceable against it in accordance with their terms and in the case of the Common Stock, validly issued, fully paid, nonassessable and free of preemptive or similar rights.

(d) The Company has been duly organized and is validly existing as corporation in good standing under the laws of the State of Delaware. The Company has the power and authority necessary to enter into and perform its obligations under this Agreement, and to issue, sell and deliver the Shares to be sold by it pursuant hereto.

6. INDEMNIFICATION. The undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Paragraph 4 hereof, and he hereby agrees to indemnify and hold harmless the Company, the officers, directors, shareholders, employees, agents and each affiliate, agent or employee thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in this Agreement.

7. TRANSFERABILITY. The undersigned agrees not to transfer or assign this Agreement, or any of his interest herein, and further agrees that the assignment and transferability of the Shares acquired pursuant hereto shall be made only in accordance with this Agreement.

8. REVOCATION. The undersigned agrees that he shall not cancel, terminate or revoke this Agreement or any agreement of the undersigned made hereunder and that this Agreement shall survive the death or disability of the undersigned.

9. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, Voicenet, Inc., attention:
Chief Executive Officer, to the address set forth above, (ii) if to the Purchaser at the address set forth at the signature page of this Agreement, or in any case to such other address as the person to be notified may have requested in writing.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, you, any controlling persons referred to herein, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other persons shall acquire or have any right under or by virtue of this Agreement. Your rights under this Agreement are not assignable.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement between the Company the Purchaser by signing this Agreement and completing the information requested below.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement, the date set forth below.

Amount of Shares
subscribed for:                                   US$ 3,000,000
                                                      -----------------------

Name of Purchaser:                                VOICENET (AUST) LTD.


                                                  By:  /s/ Alan Dawson
                                                      -----------------------
                                                      (Signature)

Date: September 10, 1999
      ------------------------------

Title, if applicable  MD & CEO
                      --------------------------------------------

Address:    P.O. Box 856
         ---------------------------------------------------------
            West Perth WA6872, AUSTRALIA
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Telephone Number:  (618) 9322-3133
                  ------------------------------------------------

Telecopier Number: (618) 9322-3005
                   -----------------------------------------------

Social Security No. or Tax I.D. No. (if applicable): N/A
                                                     --------

Accepted this  10th  day of
              ------
September          , 1999
------------------


VOICENET, INC.

By: /s/ Frank Carr
    C.E.O.